WHITING PETROLEUM CORPORATION
2003 EQUITY INCENTIVE PLAN
(as amended through October 23, 2007)

1.	Purpose

        The purpose of the Whiting Petroleum Corporation 2003 Equity Incentive Plan (the “Plan”) is to promote the best interests of Whiting Petroleum Corporation (together with any successor thereto, the “Company”) and its stockholders by providing key employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company, receive monetary payments based on the value of the Company’s shares, or receive other incentive compensation. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

2.	Definitions

        As used in the Plan, the following terms shall have the respective meanings set forth below:

        (a)     “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

        (b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Annual Incentive Award or Long-Term Incentive Award granted under the Plan.

        (c)     “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

        (d)     “Board” shall mean the Board of Directors of the Company.

        (e)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

        (f)     “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

        (g)     “Committee” shall mean a committee of the Board of Directors of the Company or a subcommittee thereof designated by such Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and, to the extent deemed appropriate by the Committee, each of whom will be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

        (h)     “Dividend Equivalent” shall mean a right, granted to a Participating Key Employee or a Non-Employee Director under the Plan, to receive cash equal to the cash dividends paid with respect to a specified number of Shares. Dividend Equivalents shall not be deemed to be Awards under the Plan.

        (i)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (j)     “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

        (k)     “Fair Market Value” shall mean, with respect to a Share on a particular date: (i) the last sales price on such date on the New York Stock Exchange, as reported in The Wall Street Journal, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee. With respect to any property other than Shares, Fair Market Value shall mean the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        (l)     “Incentive Award” shall mean the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 6(f) of the Plan and “Long-Term Incentive Awards” as described in Section 6(g) of the Plan.

        (m)     “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

        (n)     “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

        (o)     “Non-Employee Director” shall mean a director of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

        (p)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

        (q)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (r)     “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

        (s)     “Performance Goals” shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity;

(ii) Return on investment;

(iii) Return on net assets;

(iv) Return on revenues;

(v) Operating income;

(vi) Performance value added (as defined by the Committee at the time of selection);

(vii) Pre-tax profits;

(viii) Net income;

(ix) Net earnings per Share;

(x) Working capital as a percent of net revenues;

(xi) Net cash provided by operating activities;

(xii) Market price per Share;

(xiii) Total stockholder return;

(xiv) Cash flow or cash flow per share;

(xv) Reserve value or reserve value per share;

(xvi) Net asset value or net asset value per share;

(xvii) Production volumes;

(xviii) Reserve addition; and

(xix) Finding and development costs.

measured in each case for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company, where appropriate, and/or (cc) for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis.

        (t)     “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

        (u)     “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

        (v)     “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

        (w)     “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

        (x)     “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

        (y)     “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

        (z)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

        (aa)     “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Key Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

        (bb)     “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        (cc)     “Shares” shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

        (dd)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

3.	Administration

        The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

        Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees and select Non-Employee Directors to be participants under the Plan; (ii) determine the type or types of Awards to be granted to each Participating Key Employee and Non-Employee Director under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with), or the amount of cash to be earned pursuant to, Awards granted to Participating Key Employees or Non-Employee Directors; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee or Non-Employee Director; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees or Non-Employee Directors may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees of Non-Employee Directors under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

4.	Shares Available for Award

        (a)    Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 2,000,000 Shares, all of which may be issued pursuant to the exercise of Incentive Stock Options. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

(ii) Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options for more than 300,000 Shares, Stock Appreciation Rights with respect to more than 300,000 Shares, more than 150,000 Shares of Restricted Stock, more than 150,000 Restricted Stock Units, more than 150,000 Performance Shares, more than 150,000 Performance Units the value of which is based on the Fair Market Value of a Share, Performance Units the value of which is not based on the Fair Market Value of a Share that would pay more than $1,000,000, an Annual Incentive Award that would pay more than $1,000,000, or a Long-Term Incentive Award that would pay more than $2,000,000 under the Plan. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code and any regulations promulgated thereunder.

(iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (b)    Adjustments. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 4(a)(i) and (ii), and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award; or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in exchange for cancellation of such Award or in lieu of any or all of the foregoing adjustments; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code; and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

        Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Committee, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

5.	Eligibility

        The Committee may designate any Key Employee as a Participating Key Employee. All Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Non-Qualified Stock Options pursuant to Section 6(a), Restricted Stock pursuant to Section 6(c) and Restricted Stock Units pursuant to Section 6(d).

6.	Awards

        (a)    Option Awards. The Committee may grant Options to Key Employees and Non-Employee Directors with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Participating Key Employee is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Key Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

(ii) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iv) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that no Option may vest and become exercisable within a period that is less than one year from the date of grant of such Option (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participating Key Employee’s or Non-Employee Director’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined by the Committee)). The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(v) Incentive Stock Options. The terms of any Incentive Stock Option granted to a Key Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors.

        (b)   Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

        (c)    Restricted Stock Awards.

(i) Issuance. The Committee may grant Awards of Restricted Stock to Key Employees and Non-Employee Directors.

(ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees and Non-Employee Directors shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee or Non-Employee Director, such certificate shall be registered in the name of the Participating Key Employee or Non-Employee Director and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee or Non-Employee Director, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or Non-Employee Director, or, if the Participating Key Employee or Non-Employee Director received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee or Non-Employee Director.

        (d)    Restricted Stock Units.

(i) Issuance. The Committee may grant Awards of Restricted Stock Units to Key Employees or Non-Employee Directors.

(ii) Restrictions. Restricted Stock Units granted to Participating Key Employees or Non-Employee Directors shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(iii) Payment of Shares. At the end of the applicable restriction period relating to Restricted Stock Units granted to a Participating Key Employee or Non-Employee Director, one or more stock certificates for the number of Shares equal to the corresponding number of Restricted Stock Units, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or Non-Employee Director.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee or service as a director of a Non-Employee Director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participating Key Employee or Non-Employee Director; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participating Key Employee or Non-Employee Director.

        (e)    Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to choose among the selected Performance Goals set forth in Section 2(q). Subject to stockholder approval to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, the Committee shall have sole discretion to choose Performance Goals in addition to those set forth in Section 2(q). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

(iii) No Voting Rights. Participating Key Employees shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

        (f)    Annual Incentive Awards.Subject to the terms of this Plan, the Committee may grant Annual Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Annual Incentive Awards. The Committee shall determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or an Affiliate or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.

        (g)    Long-Term Incentive Awards. Subject to the terms of this Plan, the Committee may grant Long-Term Incentive Awards to Key Employees. Non-Employee Directors are not eligible to be granted Long-Term Incentive Awards. The Committee shall determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (i) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability or retirement, or such other circumstances as the Committee may specify; and (ii) the performance period must relate to a period of more than one fiscal year of the Company.

        (h)    General.

(i) No Consideration for Awards. Awards shall be granted to Participating Key Employees and Non-Employee Directors for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee or Non-Employee Director may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee or Non-Employee Director at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

        (i)    Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participating Key Employees and Non-Employee Directors, entitling the Participating Key Employees and Non-Employee Directors to receive cash equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with an Award granted to the Participating Key Employee or Non-Employee Director under the Plan. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose.

        (j)    No Repricing of Options of Stock Appreciation Rights. Except adjustments made pursuant to Section 4(b), or adjustments made with prior approval of the Company’s stockholders (provided such adjustment as approved by stockholders does not result in the exercise price of an Option or the grant price of a Stock Appreciation Right of less than 100% of the Fair Market Value of a Share on the date of adjustment), the Committee shall not have the authority to effect (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the modification of an Option or Stock Appreciation Right or entering into a transaction or series of transactions which modification or transaction(s) would be deemed to constitute a repricing of an Option or Stock Appreciation Right pursuant to Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, March 2000, as amended or supplemented from time to time or that would be deemed the grant of a discounted Option or Stock Appreciation Right within the meaning of Code Section 409A. The provisions of this Section 6(j) cannot be amended unless the amendment is approved by the Company’s stockholders.

7.	Amendment and Termination of the Plan; Correction of Defects and Omissions

        (a)    Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 7 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination.

        (b)    Amendment, Modification or Cancellation of Awards. Subject to the requirements of this Plan, the Committee may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or any cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 4(b) or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

        (c)    Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

        (d)    Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

8.	General Provisions

        (a)    No Rights to Awards. No Key Employee, Participating Key Employee, Non-Employee Director or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, Non-Employee Directors or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee or Non-Employee Director.

        (b)    Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

        (c)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)    Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(a) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

        (e)    No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

        (f)    Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board of Directors, the Plan provisions specifying the material terms of the Plan’s performance goals (within the meaning of Code Section 162(m)) shall be submitted to the stockholders of the Company for re-approval no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such Plan provisions.

        (g)    Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

        (h)    Governing Law; Limitations on Actions. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without reference to conflict of law principles thereof, and applicable federal law. Any action or other legal proceeding with respect to the Plan or any Award may be brought only within the period ending on the earlier of (i) one year after the date the claimant in such action or proceeding knows or with the exercise of reasonable care should have known of the facts giving rise to the claim, or (ii) the expiration of the applicable statute of limitations period under applicable law. Exclusive jurisdiction over any such actions or legal proceedings shall reside in the courts of the State of Colorado and the United States District Court located in Denver, Colorado.

        (i)    Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

        (j)    No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (k)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.	Effective Date of the Plan

        The Plan shall be effective on the day immediately following its approval by the sole stockholder of the Company provided that such approval is obtained within twelve months following the date of adoption of the Plan by the Board of Directors of the Company.